Exhibit 25.3

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Patrick L. Teague

U.S. Bank National Association

Three Wachovia Center, 12th Floor

401 South Tryon Street

Charlotte, North Carolina  28288

(704) 374-2080

(Name, address and telephone number of agent for service)

CommScope, Inc.

(Issuer with respect to the Securities)

Delaware	36-4135495
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1100 CommScope Place SE
P.O. Box 339	28603
Hickory, North Carolina
(Address of Principal Executive Offices)	(Zip Code)

      % Convertible Senior Subordinated Debentures Due 20

 (Title of the Indenture Securities)

FORM T-1

Item 1.                                   GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)                        Name and address of each examining or supervising authority to which it is subject.

                                                                                Comptroller of the Currency

                                                                                Treasury Department

                                                                                Washington, D.C.

                                               b)    Whether it is authorized to exercise corporate trust powers.

                                Yes

Item 2.                                   AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

                                                                None

Item 3.                                   VOTING SECURITIES OF THE TRUSTEE.  Furnish the following information as to each class of voting securities of the Trustee:

                                                                                                Not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 4.                                   TRUSTEESHIPS UNDER OTHER INDENTURES.  If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

a)                                      Title of securities outstanding under each indenture.

•                  $250,000,000 Principal Amount of 1.00% Convertible Senior Subordinated Debentures due 2024 and 11,494,250 Shares of Common Stock Issuable upon Conversion of the Debentures  [Note:  Wachovia Bank, National Association (“WB”) remains the trustee as of the date hereof.  Although U.S. Bank National Association purchased the corporate trust business of WB on December 30, 2005, trust appointments and assets of the corporate trust business were not legally transferred to U.S. Bank National Association at that time.  Until such time as all legal procedures for trustee succession are completed, WB will continue to serve as trustee.];

•                  Senior Securities; and

•                  Subordinated Securities.

b)                                     Brief statement of the facts relied upon as basis for claim that there is no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared to the securities issued under such other indenture.

There are no conflicting interests within the meaning of Section 310(b)(1) of the Act because the indenture securities listed above are not in default under any indenture for which the Trustee acts as Trustee. The indenture securities rank equally with the $250,000,000 Principal Amount of 1.00% Convertible Senior Subordinated Debentures due 2024, rank junior to the Senior Securities, and rank senior to the Subordinated Securities.

Items 5-15.                                   Items 5-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any indenture for which the Trustee acts as Trustee.

Item 16.     LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

                                                                        1.               A copy of the Articles of Association of the Trustee.*

                                                                        2.               A copy of the certificate of authority of the Trustee to commence business.*

                                                                        3.               A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

                                                                        4.               A copy of the existing bylaws of the Trustee.*

                                                                        5.               A copy of each Indenture referred to in Item 4.**

                                                                        6.               The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

                                                                        7.               Report of Condition of the Trustee as of March 31, 2006, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*  Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 4.7 filed to registration statement on S-3, Registration Number 333-116692 filed on June 21, 2004. Incorporated by reference to Exhibit 4.3 and 4.4 filed to registration statement on S-3, Registration Number 333- filed on the date herewith.

SIGNATURE

                Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association, organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Charlotte, State of North Carolina, on the 7th of June, 2006.

By:	/s/ Patrick L. Teague
Patrick L. Teague
Authorized Representative

Exhibit 6

CONSENT

                In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  June 7, 2006

By:	/s/ Patrick L. Teague
Patrick L. Teague
Authorized Representative

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2006

($000’s)

3/31/2006
Assets
Cash and Due From Depository Institutions	$7,050,967
Securities	39,215,391
Federal Funds	3,114,744
Loans & Lease Financing Receivables	135,184,791
Fixed Assets	1,737,385
Intangible Assets	11,754,046
Other Assets	10,882,988
Total Assets	$208,940,312

Liabilities
Deposits	$132,810,195
Fed Funds	12,304,517
Treasury Demand Notes	0
Trading Liabilities	252,318
Other Borrowed Money	28,673,468
Acceptances	0
Subordinated Notes and Debentures	6,432,494
Other Liabilities	6,859,284
Total Liabilities	$187,332,276

Equity
Minority Interest in Subsidiaries	$1,029,155
Common and Preferred Stock	18,200
Surplus	11,804,040
Undivided Profits	8,756,641
Total Equity Capital	$21,608,036

Total Liabilities and Equity Capital	$208,940,312

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Patrick L. Teague
Patrick L. Teague
Authorized Representative

Date:  June 7, 2006